IBM
New Orchard Road
Armonk, NY 10504

May 15, 2019


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

I hereby delegate to each of the following individuals, whose signatures appear below, to sign and file on behalf of Virginia M. Rometty, Chairman, President and Chief Executive Officer of IBM, any Securities and Exchange Commission
forms or documents in connection with any transactions by Virginia M. Rometty in IBM securities, including without limitation Form 3, Form 4, Form 5 under the Securities Exchange Act of 1934, or Form 144 under the Securities
Act of 1933. The specimen signatures provided below may be signed on separate documents, and such documents taken together shall constitute a single document.
D. Condrea       _________/s/ D.Condrea____________________
E. Barth         _________/s/ E. Barth_____________________
J. Daly          _________/s/ J. Daly______________________
L. Mallardi      _________/s/ L. Mallardi__________________
M. Clemens       _________/s/ M. Clemens___________________
N. Wilmore       _________/s/ N. Wilmore___________________
P.E. Dunkle, Jr. _________/s/ P.E. Dunkle, Jr._____________
P.T. Charouk     _________/s/ P.T. Charouk_________________
R. Hayes         _________/s/ R. Hayes_____________________

This authorization shall remain in effect for as long as Virginia M. Rometty remains an executive officer or a member of the Board of Directors of IBM.

               		Very truly yours,

              		/s/ Christina M. Montgomery
                        Christina M. Montgomery
           		Vice President,
			Assistant General Counsel and Secretary